UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2016
VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, VMware, Inc. (“VMware" or the “Company”) filed a Form 8-K disclosing the appointments of Sanjay Poonen as Chief Operating Officer, Customer Operations and Raghu Raghuram as Chief Operating Officer, Products and Cloud Services. Such Form 8-K filing is amended to disclose that, on November 16, 2016, the Compensation and Corporate Governance Committee of the Board of Directors of the Company (the “Committee”) approved changes to Messrs. Poonen’s and Raghuram’s compensation to reflect their increased responsibilities.
Each of Mr. Poonen’s and Mr. Raghuram’s base annual salaries was increased from $610,000 to $700,000. The Committee also granted restricted stock unit (“RSU”) awards of 40,715 RSUs to each officer. Subject to continuing employment with VMware, each awards will vest with respect to 100% of the RSUs on November 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: November 21, 2016	By:	/s/ Zane Rowe
Zane Rowe
Chief Financial Officer and Executive Vice President